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                                                                      EXHIBIT 5

           [LETTERHEAD OF HILL & BARLOW, A PROFESSIONAL CORPORATION]

CHARLES J. JOHNSON
DIRECT LINE: 617-428-3061
CJOHNSON@HILLBARLOW.COM

                                                     January 10, 2002
Viisage Technology, Inc.
30 Porter Road
Littleton, Massachusetts 01460

   Re: Viisage Technology, Inc. (the "Company")
   Registration Statement on Form S-3

Ladies and Gentlemen:

   At your request, we are rendering this opinion in connection with a registration statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement") relating to the resale of (i) 2,920,952 shares of common stock ($.001 par value) of the Company (the "Common Stock") issued to certain investors on or about December 14, 2001, to a financial advisor on or about January 9, 2002, and to Lau Technologies on November 8, 1996 (collectively, the "Shares") and (ii) 668,249 shares of Common Stock underlying stock purchase warrants issued to certain investors on or about November 6, 2001, November 29, 2001 and December 14, 2001 (collectively, the "Warrant Shares").

   We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity of the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warrants contained in the records, documents, instruments and certificates we have reviewed.

   Based on the foregoing, we express the following opinions:

    1. The Shares have been duly authorized and validly issued and are fully-paid and non-assessable.

    2. The Warrant Shares have been duly authorized and when issued in accordance with the terms of the respective Warrants will be validly issued fully-paid and non-assessable.

   We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" when the meaning of such terms as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                          Very truly yours,

                                          Hill & Barlow, A Professional
                                             Corporation

                                          /s/ Charles J. Johnson
                                          Charles J. Johnson
                                          a Member of the Firm